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                                                                    Exhibit 16.2
April 1, 1999


Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, DC 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Birman Managed Care, Inc. dated April 1, 1999.

Yours truly,



DELOITTE & TOUCHE LLP